Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

CLEAN ENERGY REPORTS 2008 FINANCIAL RESULTS

Revenues Rise 10% from $117.7 million in 2007 to $129.5 million in 2008

For Immediate Release

Seal Beach, Calif. - March 5, 2009 - Clean Energy Fuels Corp. (NASDAQ: CLNE) today announced revenue for the quarter ended December 31, 2008 was $29.6 million, compared with $29.7 million in the same period in 2007.  For the year ended December 31, 2008, revenue rose 10% to $129.5 million, up from $117.7 million in 2007.

Net loss for the fourth quarter of 2008 was $22.4 million, or $0.47 per share, compared with a net loss of $2.9 million, or $0.07 per share, in the fourth quarter of 2007.  Net loss for 2008 was $40.9 million, or $0.90 per share, compared with a net loss of $8.9 million, or $0.22 per share last year.

Non-GAAP loss per share for the fourth quarter of 2008, which excludes employee-related stock based compensation charges and the Company’s non-recurring Proposition 10 expenditures, was $0.09. This compares with non-GAAP loss per share of $0.02 in the fourth quarter of 2007.  For 2008, non-GAAP loss per share was $0.25, which compares to a non-GAAP loss per share of $0.04 in 2007.  The Company reports earnings (loss) per share on a GAAP and non-GAAP basis, as well as a non-GAAP measure it calls Adjusted Margin.  For more information on these non-GAAP financial measures, please see the discussion below.  The non-GAAP measures are also reconciled to their corresponding GAAP measures in the accompanying tables below.

Adjusted Margin was $8.2 million for the fourth quarter of 2008, compared with $8.8 million for the same quarter last year.  Adjusted Margin for 2008 was $35.9 million, compared with $35.1 million in 2007.  Adjusted Margin is a financial measure intended to approximate the margin results that would have been reported in a particular period had the Company’s underlying futures contracts related to its fixed price and price cap contracts qualified for hedge accounting under SFAS No. 133 and been held to maturity.  Adjusted Margin is discussed in more detail below.

For the fourth quarter of 2008, the Company’s combined volume of CNG and LNG was 18.7 million gasoline gallon equivalents (Gallons), which includes the Company’s share of Gallons of biomethane sold by its landfill gas joint venture, which compares to 18.2 million Gallons in the same period a year ago.  For the year ended December 31, 2008, the combined volume of CNG and LNG delivered was 73.5 million Gallons, which compares to 75.3 million Gallons in 2007.  Excluding 3.7 million gallons in 2007 that came from legacy, non-core customers whose contracts expired and were not renewed, volumes for 2008 related to existing and new customers, including the Company’s proportionate share of its biomethane sales, increased approximately 1.9 million gallons.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “We had a number of significant accomplishments in 2008. Among them, we completed construction of our LNG plant in Boron, California, which gives us a key strategic advantage as LNG demand grows, and we opened our first LNG station to service the Ports of Los Angeles and Long Beach.  Also, with the acquisition of a 70% stake in the McCommas Bluff landfill gas project, we can now offer a renewable fuel option to our customers.

“As we look at today’s growth opportunities, there has never been greater interest in reducing greenhouse gasses, instituting low carbon and green legislation or in decreasing our dependence on foreign oil. I am pleased to say that even under current economic circumstances, we see demand increasing for natural gas as a vehicle fuel because it affords a solution for all of these critical issues.   With 2010 diesel emission standards only nine months away, and our customers’ expectation that diesel prices will increase in the future, we offer a compelling choice for cutting costs and complying with stricter emission standards for our customers today.”

Balance Sheet

At December 31, 2008, the Company had total cash and cash equivalents of $36.3 million.  The Company’s 2009 capital expenditure plan, net of grant proceeds, totals approximately $31.6 million.  The capital plan primarily earmarks funds for constructing new CNG and LNG fueling stations.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted Margin and non-GAAP Earnings per Share (Non-GAAP EPS).  The presentation of this financial information is not intended to be considered in isolation from, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results and may help in comparing our current-period results with those of prior periods.  Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing Company performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business.

Adjusted Margin

Historically, through June 30, 2008, approximately 25-30% of Clean Energy’s natural gas fuel sales have been under contracts whereby the Company is obligated to sell fuel to customers at a fixed price or a variable price subject to a cap.  The Company’s policy is to purchase natural gas futures contracts to cover its estimated fuel sales under these sales contracts to mitigate the risk that natural gas prices may rise above the natural gas component of the price at which the Company is obligated to sell gas to its customers.  From time to time in the past, Clean Energy has sold these underlying futures contracts when it believed natural gas prices were going to fall.

Management uses a non-GAAP financial measure called Adjusted Margin to measure operating performance and manage its business.  Adjusted Margin is defined as operating income (loss), plus (1) depreciation and amortization, (2) selling, general and administrative expenses, and (3) derivative (gains) losses, the sum of which is adjusted by a non-GAAP measure which management calls “futures contract adjustment,” which is described below.  Management believes Adjusted Margin provides helpful information for investors about the underlying profitability of the Company’s fuel sales activities.  Adjusted Margin attempts to approximate the results that would have been reported if the underlying futures contracts related to its fixed price and price cap contracts that were sold would have qualified for hedge accounting under SFAS No. 133 and were held until they matured.

Futures contract adjustment reflects the gain or loss that would have been experienced in a respective period on the underlying futures contracts associated with the Company’s fixed price and price cap contracts had those underlying futures contracts been held and allowed to mature according to their contract terms.

The material limitations of Adjusted Margin are that it is not a recognized term under GAAP and does not purport to be an alternative to gross margin as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of Adjusted Margin may not be comparable to other similarly-titled measures of other companies.  These limitations are compensated for by using Adjusted Margin in conjunction with traditional GAAP operating performance and cash flow measures.  Consequently, management does not recommend placing undue reliance on this non-GAAP measure.

The table below shows Adjusted Margin and also reconciles these figures to the GAAP measure operating income (loss):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2007	2008	2007	2008
Operating Income (Loss)	$(3,566,474)	$(22,606,241)	$(10,985,732)	$(41,945,453)
Futures contract adjustment	729,768	214,784	3,008,021	5,172,722
Derivative (gains) losses	—	270,429	—	611,175
Selling, general, and administrative	9,664,493	27,290,790	35,933,694	62,415,554
Depreciation and amortization	2,017,545	3,065,705	7,107,942	9,623,672
Adjusted Margin	$8,845,332	$8,235,467	$35,063,925	$35,877,670

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss), plus employee-related stock based compensation charges, net of related tax benefits, plus significant expenses not expected to recur in the foreseeable future, the total of which is divided by the Company’s weighted average shares outstanding on a diluted basis.  For the fourth quarter of 2008 and in future quarters, we intend to add back both non-recurring significant expenditures (such as our Proposition 10 expenditures in the fourth quarter of 2008) and any other significant non-cash charges we incur to calculate our Non-GAAP EPS.  As it relates to stock-based compensation, because of varying available valuation methodologies, the volatility of the expense depending on market forces outside of management’s control, subjective assumptions and the variety of award types that companies can use under FAS 123R, the Company’s management believes that providing Non-GAAP EPS excluding these charges provides helpful information for investors when evaluating the Company’s operating results (excluding the impact of these non-cash charges) over different periods of time.  The Company also believes excluding significant items not expected to recur in the foreseeable future provides investors with helpful information when assessing the Company’s underlying financial performance.  For 2008, the Company’s significant non-recurring item was its support of Proposition 10 on the California ballot in November 2008.  Prior to the fourth quarter of 2008, the Company did not include any non-recurring expenditures or non-cash charges other than employee-related stock based compensation in its non-GAAP EPS calculation.

There are a number of limitations related to the use of Non-GAAP EPS versus EPS calculated in accordance with GAAP. First, non-GAAP EPS excludes stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in the Company’s business. Second, stock-based awards are an important part of the Company’s employees’ compensation and impact their performance. Third, the Company may, at its discretion, continue to fund campaign and lobbying efforts, such as Proposition 10, that management believes will ultimately benefit the Company. Finally, the components of the costs that the Company excludes in its calculation of Non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations.  These limitations are compensated for by using non-GAAP EPS in conjunction with traditional GAAP EPS and other GAAP profitability measures.  Consequently, management does not recommend placing undue reliance on this non-GAAP measure.

The table below shows Non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2007	2008	2007	2008
Net Income (Loss)	$(2,916,311)	$(22,378,099)	$(8,894,362)	$(40,856,674)
Proposition 10 Expenditures	—	14,900,000	—	18,647,250
Employee Stock Based Compensation, Net of Tax Benefits	1,945,431	2,953,323	7,246,833	10,735,861
Adjusted Net Income (Loss)	(970,880)	(4,524,776)	(1,647,529)	(11,473,563)
Diluted Weighted Average Common Shares Outstanding	44,232,778	48,041,811	40,258,440	45,367,991
Non-GAAP Earnings (Loss) Per Share	$(0.02)	$(0.09)	$(0.04)	$(0.25)

Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern (1:30 p.m. Pacific).  The live call can be accessed from the U.S. by dialing (877) 407-4018, or by dialing (201) 689-8471 from outside the U.S.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, March 19, 2009 by dialing (877) 660-6853 from the U.S., or (201) 612-7415 from international locations, and entering account number 3055 and conference ID number 313431.

There also will be a simultaneous webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be archived on the Company’s web site for 30 days.

About Clean Energy

Clean Energy is the leading provider of natural gas for transportation in North America.  It has a broad customer base in the refuse, transit, shuttle, taxi, intrastate and interstate trucking, airport and municipal fleet markets, fueling more than 14,000 vehicles daily at strategic locations across the United States and Canada.

Clean Energy del Peru, Clean Energy’s Peruvian joint venture, operates one of the world’s largest natural gas vehicle fueling station in Lima, Peru.  Clean Energy owns and operates two LNG production plants, one in Willis, Texas, and one in Boron, California, with combined capacity of 260,000 LNG gallons per day and designed to expand to 340,000 gallons per day as demand increases.  It also owns 70% of a landfill gas facility in Dallas, Texas that produces renewable biomethane for delivery into the nation’s gas pipeline network that can be used to fuel vehicles.  Additional information about the Company can be found at: www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the demand for our products and services, primarily being the sale of CNG and LNG, our ability to fund future capital expenditures, and our ability to continue to grow our business.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the acceptance of natural gas vehicles in fleet markets, the availability of natural gas vehicles, difficulties expanding operations outside the United States and Canada, the progress of the clean air plans at the Ports of Los Angeles and Long Beach, relaxation or waiver of fuel emission standards, the inability of fleets to access capital to purchase natural gas vehicles, our ability to raise capital through debt or equity offerings, and the development of competing technologies that are perceived to be cleaner and more cost-effective than natural gas.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.  Additionally, the Company’s Form 10-K filed on March 19, 2008 and Prospectus Supplement filed on October 29, 2008 with the SEC (www.sec.gov) contain risk factors which may cause actual results to differ materially from the forward-looking statements contained in this press release.

Contact:

ICR, Inc.

Ina McGuinness

310.954.1100

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

December 31, 2007 and 2008

Unaudited

	December 31,
	2007	2008

Assets
Current assets:
Cash and cash equivalents	$67,937,602	$36,284,431
Restricted cash	—	2,500,000
Short-term investments	12,479,684	—
Accounts receivable, net of allowance for doubtful accounts of $501,751 and $657,734 as of December 31, 2007 and December 31, 2008, respectively	11,026,890	10,530,638
Other receivables	23,153,904	12,995,507
Inventory, net	2,403,890	3,110,731
Deposits on LNG trucks	15,515,927	6,197,746
Prepaid expenses and other current assets	3,633,318	3,542,387
Total current assets	136,151,215	75,161,440

Land, property and equipment, net	88,676,318	160,593,665
Capital lease receivables	763,500	364,500
Notes receivable and other long-term assets	2,126,007	7,176,755
Investments in other entities	385,806	4,879,604
Goodwill	20,797,878	20,797,878
Intangible assets, net of accumulated amortization	124,220	21,400,558
Total assets	$249,024,944	$290,374,400

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$63,520	$2,232,875
Accounts payable	10,547,451	14,276,591
Accrued liabilities	5,381,541	6,647,454
Deferred revenue	677,826	1,060,582
Total current liabilities	16,670,338	24,217,502

Long-term debt and capital lease obligations, less current portion	161,377	22,850,927
Other long-term liabilities	1,260,755	2,297,446
Total liabilities	18,092,470	49,365,875

Commitments and contingencies

Minority interests in subsidiary	—	3,625,922

Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 99,000,000 shares; issued and outstanding 44,274,375 shares and 50,238,212 shares at December 31, 2007 and December 31, 2008, respectively	4,428	5,024
Additional paid-in capital	297,866,745	346,466,999
Accumulated deficit	(69,086,583)	(109,943,257)
Accumulated other comprehensive income	2,147,884	853,837
Total stockholders’ equity	230,932,474	237,382,603
Total liabilities and stockholders’ equity	$249,024,944	$290,374,400

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Periods and Years Ended

December 31, 2007 and 2008

Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Revenue	$29,675,428	$29,649,508	$117,716,233	$129,472,533
Operating expenses:
Cost of sales	21,559,864	21,628,825	85,660,329	98,767,585
Derivative (gains) losses	—	270,429	—	611,175
Selling, general and administrative	9,664,493	27,290,790	35,933,694	62,415,554
Depreciation and amortization	2,017,545	3,065,705	7,107,942	9,623,672
Total operating expenses	33,241,902	52,255,749	128,701,965	171,417,986
Operating loss	(3,566,474)	(22,606,241)	(10,985,732)	(41,945,453)

Interest income (expense), net	1,252,515	447,474	3,505,597	1,630,436
Other income (expense), net	36,830	(180,336)	(192,347)	(169,159)
Equity in gains (losses) of equity method investee	—	(67,745)	—	(188,186)
Loss before income taxes	(2,277,129)	(22,406,848)	(7,672,482)	(40,672,362)
Income tax expense	(639,182)	(90,000)	(1,221,880)	(289,141)
Minority interest in net income	—	118,749	—	104,829
Net loss	$(2,916,311)	$(22,378,099)	$(8,894,362)	$(40,856,674)

Loss per share
Basic	$(0.07)	$(0.47)	$(0.22)	$(0.90)
Diluted	$(0.07)	$(0.47)	$(0.22)	$(0.90)

Weighted average common shares outstanding
Basic	44,232,778	48,041,811	40,258,440	45,367,991
Diluted	44,232,778	48,041,811	40,258,440	45,367,991

Included in net loss are the following amounts (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Construction Revenues	1.6	1.1	4.8	1.7
Construction Cost of Sales	(1.3)	(1.0)	(4.2)	(1.4)
Fuel Tax Credits	4.3	5.3	17.0	20.8
Stock Option Expense, Net of Tax Benefits	(1.9)	(2.9)	(7.2)	(10.7)